EXHIBIT 99.1


            VCA Antech, Inc. Reports First Quarter Results


    --  Revenue Increased 13.2% to $265.1 Million

    --  Gross Profit Increased 19.5% to $75.9 Million

    --  Reported Diluted Earnings Per Common Share Was $0.33

    --  Adjusted Diluted Earnings Per Common Share Increased 22.2% to
        $0.33



    LOS ANGELES--(BUSINESS WIRE)--April 25, 2007--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended March 31, 2007, as follows: revenue increased 13.2% to a first quarter record of $265.1 million; gross profit increased 19.5% to $75.9 million; operating income increased 21.4% to $54.3 million; net income was $28.3 million; and diluted earnings per common share was $0.33.

    The first quarter of 2006 included a tax benefit of $6.8 million, or $0.08 per diluted common share, due to a favorable outcome of an income tax audit that resulted in a change to our estimated tax liabilities. Excluding this item from 2006, adjusted net income increased 23.9% to $28.3 million and adjusted diluted earnings per common share increased 22.2% to $0.33.

    Bob Antin, Chairman and CEO, stated, "We experienced a very strong quarter. Our consolidated revenue increased 13.2% to $265.1 million. Our consolidated gross profit increased 19.5% and our consolidated operating income increased 21.4%. Our consolidated gross margin increased to 28.6% compared to 27.1% in the comparable prior year quarter. In addition, our consolidated operating margin increased to 20.5% compared to 19.1% in the comparable prior year quarter.

    "Our laboratory revenue increased 19.6% to $73.6 million. Our laboratory gross profit increased 26.1% and our laboratory gross margin increased to 48.9% compared to 46.4% in the comparable prior year quarter. Our laboratory operating income increased 27.0% and our laboratory operating margin increased to 42.2% compared to 39.7% in the comparable prior year quarter. Laboratory internal revenue growth was 17.4% for the first quarter of 2007.

    "Our animal hospital revenue increased 9.8% to $187.2 million. Our animal hospital same-store revenue growth was 5.5% for the first quarter of 2007 and our animal hospital same-store gross margin increased to 19.2% compared to 19.1% in the comparable prior year quarter. Due to our recent animal hospital acquisitions, our consolidated animal hospital gross margin declined to 19.0% compared to 19.1% in the comparable prior year quarter. In addition, our consolidated animal hospital operating margin declined to 16.0% compared to 16.4% in the comparable prior year quarter.

    "Our medical technology revenue increased 39.8% to $11.2 million and our medical technology gross profit increased 72.3% to $4.3 million, while our medical technology gross margin increased to 38.6% compared to 31.3% in the comparable prior year quarter. Our medical technology operating income was $1.4 million compared to an operating loss of $149,000 reported in the first quarter of 2006."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

    Management uses adjusted net income and adjusted diluted earnings per common share because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the quarter ended March 31, 2006, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was a $6.8 million tax benefit. For the quarter ended March 31, 2007, there were no adjustments.

    There is a material limitation associated with the use of these non-GAAP financial measures: our computation of adjusted net income for the quarter ended March 31, 2006, excludes the impact of the $6.8 million tax benefit and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental
Operating Data."

    Conference Call

    We will discuss our company's first quarter 2007 financial results during a conference call today, April 25, 2007 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (800) 475-3716. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a continued decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our report on Form 10-K for the year ended December 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.


                           VCA ANTECH, INC.
                    CONSOLIDATED INCOME STATEMENTS
          For the Three Months Ended March 31, 2007 and 2006
               (In thousands, except per share amounts)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Revenue:
  Laboratory                                       $ 73,597  $ 61,537
  Animal hospital                                   187,171   170,523
  Medical technology                                 11,172     7,992
  Intercompany                                       (6,795)   (5,872)
                                                   --------- ---------
                                                    265,145   234,180
                                                   --------- ---------

Direct costs                                        189,225   170,659

Gross profit:
  Laboratory                                         36,002    28,550
  Animal hospital                                    35,580    32,597
  Medical technology                                  4,311     2,502
  Intercompany                                           27      (128)
                                                   --------- ---------
                                                     75,920    63,521
                                                   --------- ---------

Selling, general and administrative:
  Laboratory                                          4,967     4,094
  Animal hospital                                     5,560     4,823
  Medical technology                                  2,935     2,651
  Corporate                                           8,011     7,317
                                                   --------- ---------
                                                     21,473    18,885
                                                   --------- ---------

Write-down and loss (gain) on sale of assets            122      (118)
                                                   --------- ---------

Operating income                                     54,325    44,754

Interest expense, net                                 5,773     6,312
Other (income) expense                                   55       (66)
Minority interest                                       846       774
                                                   --------- ---------
Income before provision for income taxes             47,651    37,734
Provision for income taxes                           19,338     8,075
                                                   --------- ---------
Net income                                         $ 28,313  $ 29,659
                                                   ========= =========

Diluted earnings per common share                  $   0.33  $   0.35
                                                   ========= =========
Shares used for computing diluted earnings per
 common share                                        85,649    84,583
                                                   ========= =========


                           VCA ANTECH, INC.
                     CONSOLIDATED BALANCE SHEETS
              As of March 31, 2007 and December 31, 2006
                            (In thousands)

                                              March 31,   December 31,
                                                2007         2006
                                             ------------ ------------
                                ASSETS
Current assets:
  Cash and cash equivalents                  $    38,245  $    45,104
  Trade accounts receivable, net                  49,228       44,491
  Inventory                                       21,491       21,420
  Prepaid expenses and other                      13,381       13,492
  Deferred income taxes                           16,526       14,935
  Prepaid income taxes                                 -       13,523
                                             ------------ ------------
    Total current assets                         138,871      152,965
Property and equipment, net                      180,692      166,033
Other assets:
  Goodwill                                       652,339      625,748
  Other intangible assets, net                    16,604       16,293
  Deferred financing costs, net                      918          979
  Other                                           12,299        9,939
                                             ------------ ------------
    Total assets                             $ 1,001,723  $   971,957
                                             ============ ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term obligations   $     5,645  $     6,648
  Accounts payable                                21,457       23,328
  Accrued payroll and related liabilities         31,594       33,864
  Income taxes payable                             3,145            -
  Other accrued liabilities                       31,713       30,961
                                             ------------ ------------
    Total current liabilities                     93,554       94,801
Long-term obligations, less current portion      382,768      384,067
Deferred income taxes                             42,233       39,804
Other liabilities                                 12,251       13,294
Minority interest                                  9,615        9,686
Stockholders' equity:
  Common stock                                        84           84
  Additional paid-in capital                     278,038      275,013
  Retained earnings                              182,899      154,586
  Accumulated other comprehensive income             281          622
                                             ------------ ------------
    Total stockholders' equity                   461,302      430,305
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                  $ 1,001,723  $   971,957
                                             ============ ============


                           VCA ANTECH, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
          For the Three Months Ended March 31, 2007 and 2006
                            (In thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Cash flows from operating activities:
  Net income                                       $ 28,313  $ 29,659
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                     5,931     5,422
    Amortization of debt costs                           61       132
    Provision for uncollectible accounts              1,425     1,562
    Write-down and loss (gain) on sale of assets        122      (118)
    Share-based compensation                          1,217       776
    Excess tax benefit from exercise of stock
     options                                           (922)   (1,277)
    Minority interest in income of subsidiaries         846       774
    Distributions to minority interest partners        (645)     (798)
    Deferred income taxes                             1,159     2,917
    Other                                              (142)     (235)
  Changes in operating assets and liabilities:
    Accounts receivable                              (6,040)   (2,132)
    Inventory, prepaid expenses and other assets       (398)     (222)
    Accounts payable and other accrued liabilities   (2,279)   (6,578)
    Accrued payroll and related liabilities          (2,270)   (3,430)
    Income taxes                                     17,637    11,300
                                                   --------- ---------
      Net cash provided by operating activities      44,015    37,752
                                                   --------- ---------
Cash flows from investing activities:
    Business acquisitions, net of cash acquired (32,203) (15,863) Real estate acquired in connection with
     business acquisitions                           (7,929)   (1,779)
    Property and equipment additions                (11,875)   (7,860)
    Proceeds from sale of assets                      1,564       286
    Other                                               110        76
                                                   --------- ---------
      Net cash used in investing activities         (50,333)  (25,140)
                                                   --------- ---------
Cash flows from financing activities:
    Repayment of long-term obligations               (2,302)  (41,416)
    Proceeds from issuance of common stock under
     stock option plans                                 839     1,219
    Excess tax benefit from exercise of stock
     options                                            922     1,277
                                                   --------- ---------
      Net cash used in financing activities            (541)  (38,920)
                                                   --------- ---------
Decrease in cash and cash equivalents                (6,859)  (26,308)
Cash and cash equivalents at beginning of period     45,104    58,488
                                                   --------- ---------
Cash and cash equivalents at end of period         $ 38,245  $ 32,180
                                                   ========= =========


                           VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA
          For the Three Months Ended March 31, 2007 and 2006
               (In thousands, except per share amounts)

                                                    Three Months Ended
Table #1                                                March 31,
                                                    ------------------
Reconciliation of net income to adjusted net income   2007     2006
                                                    --------- --------

Net income                                          $ 28,313  $29,659
Certain significant item:
  Tax benefit                                              -   (6,806)
                                                    --------- --------
Adjusted net income                                 $ 28,313  $22,853
                                                    ========= ========

Table #2
Reconciliation of diluted earnings per common share to adjusted diluted earnings per common share

Diluted earnings per common share                   $   0.33  $  0.35
Certain significant item as detailed in Table #1           -    (0.08)
                                                    --------- --------
Adjusted diluted earnings per common share          $   0.33  $  0.27
                                                    ========= ========

Shares used for computing adjusted diluted earnings
 per common share                                     85,649   84,583
                                                    ========= ========

Table #3
Depreciation and amortization

Depreciation and amortization included in direct
 costs:
  Laboratory                                        $  1,338  $ 1,057
  Animal hospital                                      3,815    3,506
  Medical technology                                     293      318
  Intercompany                                           (89)     (31)
                                                    --------- --------
                                                       5,357    4,850
Depreciation and amortization included in selling,
 general and administrative expense:                     574      572
                                                    --------- --------
    Total depreciation and amortization             $  5,931  $ 5,422
                                                    ========= ========


                           VCA ANTECH, INC.
               SUPPLEMENTAL OPERATING DATA - Continued
              As of March 31, 2007 and December 31, 2006
                            (In thousands)

Table #4                                      March 31,   December 31,
Selected consolidated balance sheet data        2007         2006
                                             ------------ ------------

Debt:
  Revolving credit facility                  $         -  $         -
  Senior term notes                              371,720      372,668
  Other debt and capital leases                   16,693       18,047
                                             ------------ ------------
    Total debt                               $   388,413  $   390,715
                                             ============ ============


          For the Three Months Ended March 31, 2007 and 2006
                            (In thousands)

                                                Three Months Ended
Table #5                                             March 31,
                                             -------------------------
Selected expense data                            2007         2006
                                             ------------ ------------

Rent expense                                 $     8,425  $     7,690

Share-based compensation included in direct
 costs:
  Laboratory                                 $       183  $       160

Share-based compensation included in
 selling, general and administrative
 expense:
  Laboratory                                         197          128
  Animal hospital                                    324          215
  Medical technology                                  28            -
  Corporate                                          485          273
                                             ------------ ------------
                                                   1,034          616
                                             ------------ ------------
    Total share-based compensation           $     1,217  $       776
                                             ============ ============


    CONTACT: VCA Antech, Inc.
             Tomas Fuller, Chief Financial Officer, 310-571-6505